UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2010, Business Management Personnel, Inc. (“BMP”), an Ohio corporation and an indirect wholly-owned subsidiary of General Employment Enterprises, Inc., an Illinois corporation (the “Company”), entered into a Management Agreement (the “Management Agreement”), effective as of November 1, 2010, with RFFG, LLC (“RFFG”).

The manager of RFFG is Thomas J. Bean.  Mr. Bean is also a party to that certain asset purchase agreement effective as of June 1, 2010, with the Company and On-Site Services, Inc., a North Carolina corporation (“On-Site”), pursuant to which the Company acquired certain assets of On-Site in exchange for shares of the Company’s common stock, no par value (the “Common Stock”), and certain contingent earn-out payments.  As a result of that transaction, Mr. Bean may be deemed to beneficially own 1,476,015 shares of Common Stock.  Mr. Bean is also a party to that certain asset purchase agreement, dated as of October 29, 2010, with the Company, the Company’s wholly-owned subsidiary, Triad Personnel Services, Inc., an Illinois corporation, DMCC Staffing, LLC, an Ohio limited liability company (“DMCC”), and RFFG of Cleveland, LLC, an Ohio limited liability company (“RFFG of Cleveland”), for the purchase by Triad of certain assets of DMCC and RFFG of Cleveland (the “DMCC/RFFG of Cleveland Asset Purchase Agreement”).  RFFG is the sole member of each of DMCC and RFFG of Cleveland.  The DMCC/RFFG of Cleveland Asset Purchase Agreement has not yet closed.

Pursuant to the Management Agreement, BMP agreed to provide services to RFFG to operate its day-to-day business, including services related to accounting, sales, finance, workers’ compensation, benefits, physical locations, IT and employees.  The Management Agreement provides that additional services may be added if BMP and RFFG mutually agree to the cost to be charged by BMP for such services and as long as BMP has the resources to provide such services.

In consideration of the services provided under the Management Agreement, RFFG will pay BMP monthly fees that will average, on an annual basis, 6% of its gross revenues.  Fees may be adjusted up or down by mutual agreement of the parties to accommodate seasonal trends in revenues of RFFG.

The Management Agreement may be terminated by either BMP or RFFG upon 180 days’ prior written notice.

The foregoing description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement, which is attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Management Agreement, dated November 30, 2010 and effective as of November 1, 2010, by and between Business Management Personnel, Inc. and RFFG, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 6, 2010	GENERAL EMPLOYMENT ENTERPRISES, INC.

	By:	/s/ Salvatore J. Zizza
		Name:	Salvatore J. Zizza
		Title:	Chief Executive Officer

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